EXHIBIT p.6


                          HARRIS TRUST AND SAVINGS BANK

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.




                           STATEMENT OF PRINCIPLES AND
                               CODE OF ETHICS FOR
                             INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL

                                    CONTENTS




                          HARRIS TRUST AND SAVINGS BANK

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.




                           STATEMENT OF PRINCIPLES AND
                               CODE OF ETHICS FOR
                             INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL

                                    CONTENTS



STATEMENT OF PRINCIPLES........................................................1
    Introduction...............................................................1
    Confidential Information...................................................1
    Inside Information.........................................................2
       Definition of Insider Trading...........................................2
       Harris Policy...........................................................3
CODE OF ETHICS.................................................................4
    Definitions................................................................4
       Covered Person..........................................................4
          Access Persons.......................................................4
          Advisory Person......................................................4
       Investment Personnel....................................................5
       Fund Investing Personnel................................................6
       Covered Security........................................................6
       Security Held or to be Acquired.........................................7
       Automatic Investment Plan...............................................7
       Beneficial Ownership...................................................24
       Immediate Family Member................................................24
    Unlawful Actions...........................................................7
    Restrictions on Activities.................................................8
       Blackout Periods........................................................8
       Interested Transactions.................................................9
       Initial Public Offerings................................................9
       Private Placements.....................................................10
       Short-Term Trading Profits.............................................10
       Gifts..................................................................11
       Service as a Director..................................................11
    Exempt Transactions.......................................................11
    Compliance Procedures.....................................................12
       Execution of personal securities transactions..........................12
       Pre-clearance..........................................................13
       Transaction Reports....................................................14
       Disclosure of Personal Holdings........................................15
    Exceptions from Reporting Requirements....................................16
    Delivery of Code and Certification of Compliance..........................17
    Reports to Board..........................................................17


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                                    CONTENTS



    Review by the Board.......................................................18
    Review Procedures.........................................................18
    Sanctions.................................................................18
    Recordkeeping.............................................................19
    Confidentiality...........................................................19
    Whistleblowing............................................................20
    Other Laws, Rule and Statements of Policy.................................20
    Further Information.......................................................20
Attachment A-1................................................................21
Attachment A-2................................................................22
Attachment B..................................................................23

                          HARRIS TRUST AND SAVINGS BANK

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.



                           STATEMENT OF PRINCIPLES AND
                               CODE OF ETHICS FOR
                             INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL

                             STATEMENT OF PRINCIPLES

Introduction
------------

         This Statement of Principles and Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" and "Investment Personnel" (as defined in Sections I.A and I.B, below) employed by Harris Trust and Savings Bank ("Bank"), HIM Monegy, Inc. ("Monegy"), or Harris Investment Management, Inc. ("HIM"; HIM, Monegy, and the Bank are referred to together as "Harris"), respectively the administrator and transfer agent for, an investment sub-adviser to, and the adviser to Harris Insight Funds Trust (the "Funds", each portfolio of which is a "Fund"), and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Funds and their shareholders first; (2) ensure that all personal securities transactions are conducted in a manner consistent with this Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

Harris Policies
---------------

         Confidential Information
         ------------------------

         In the course of their employment with Harris, employees, in their capacities as investment personnel, administrators, and/or officers, will learn confidential information concerning Harris, the Funds, and various other matters. "Confidential information" means, until such information has been publicly disseminated (through the media or public records, by sale to clients, or through any other means of external communication) all information not publicly available and includes, but is not limited to, the composition of individual fund and client portfolios; fund and client financial information; corporate financial activity; client lists; securities candidate and working lists; investment models, methods, processes, and formulae; and certain records, procedures, systems, pending research recommendations, software and other proprietary information.

         It is crucial that all personnel realize that the proper treatment of confidential information is a key aspect of preserving the integrity of Harris' advisory function. Accordingly, and in addition to any other restrictions and requirements imposed by Harris, Covered Persons shall not (i) disclose, directly or indirectly, any confidential information to anyone other than personnel and authorized professional advisers such as our attorneys and accountants who need such information in order to discharge their professional duties, or (ii) use, directly or indirectly, any confidential information for their personal benefit, e.g., front-running client transactions. Furthermore, given the importance of confidentiality to Harris' business, each Covered Person should refrain from discussing Harris' business, investments, and client relationships and any matters relating to investments for or by the Funds unless such Covered Person is absolutely certain that the matter is not covered by any confidentiality requirements. All Covered Persons should understand that any breach of the above confidentiality requirements contained in these policies and procedures will result in disciplinary action against the employee and may constitute a violation of federal laws.

         Inside Information
         ------------------

         Insider trading is prohibited by the federal securities laws, including the Securities Exchange Act of 1934 (the "1934 Act") and the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), which is specifically applicable to investment advisers and broker/dealers and is otherwise applicable to any entity with access to inside information relating to public companies. Such organizations have an affirmative statutory obligation to establish and enforce written policies and procedures that are reasonably designated to prevent the misuse of inside information. Substantial criminal and civil penalties can be imposed for failing to meet these new standards.*

         1.       Definition of Insider Trading
                  -----------------------------

                  While there is no single precise definition of insider trading, the term is generally understood to mean the purchase or sale of securities while in possession of material, non-public information (i.e., information not available to the general public that would be important to an investor in making a decision to buy or sell a security). Insider trading also includes making such information available ("tipping") to others who may trade based

---------------------
* Criminal penalties for insider trading violations by individuals are a maximum of 10 years in prison and/or a $1,000,000 fine for each violation. Criminal penalties for violations by non-natural persons are a maximum of $2,500,000 for each violation. Control persons may be liable for treble civil damages if the control person knew of a violation or recklessly failed to enforce insider trading policies or procedures which permitted a violation to occur.

                  on that information; the laws governing insider trading by an employee who has such information cover trades made not only for the employee's own account but for the account(s) of any family member of the employee (including spouse, minor children, and adults living in the same household), accounts under the control of the employee or any family member, and accounts including trusts in which the employee or any family member has any Beneficial Ownership interest (as further defined in Attachment B). Obviously, these descriptions do not catalogue the many different types of information that can be construed as material and nonpublic. Rather than attempting to make such determinations on their own, employees who receive nonpublic, important information should immediately seek the advice of a Designated Supervisory Person (as defined in Section V.B.1 below).

         2.       Harris Policy
                  -------------

                  It is Harris' policy to comply fully with all federal and state laws and regulations, including specifically the federal securities laws,+ and that policy applies to all employees and directors of Harris. Consistent with these historic policies and practices, Harris intends to monitor the activities of all of its employees to prevent the misuse of inside information. IN FURTHERANCE OF THAT AIM, HARRIS HAS IMPLEMENTED AND WILL STRICTLY ENFORCE THE FOLLOWING POLICIES AND PROCEDURES DESIGNED BOTH TO MEET OBLIGATIONS UNDER THE 1934 ACT AND UNDER ITSFEA, AND TO REINFORCE HISTORIC POLICIES REGARDING THE USE OF CONFIDENTIAL OR INSIDE INFORMATION. In order to comply fully with the requirements of the applicable securities laws, it is imperative that each employee carefully read, understand, and act in conformity with the policies and procedures outlined below. Employees should also be familiar and comply with the provisions of all applicable BMO FINANCIAL GROUP (BANK OF MONTREAL) AND HARRIS FINANCIAL CORP. CORPORATE POLICIES, the HARRIS BANK TRUST, CUSTODY AND INVESTMENT MANAGEMENT DIRECTIVES MANUAL, and the CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT OF THE CFA INSTITUTE (formerly, Association for Investment Management and Research). AS REQUIRED BY BMO FINANCIAL GROUP POLICY (CP 0602-03), EACH OFFICER AND EMPLOYEE IS RESPONSIBLE FOR PERSONAL COMPLIANCE WITH OUR FIRST PRINCIPLES AND CODE OF BUSINESS CONDUCT.

---------------------
+ These include, but are not limited to, Securities Act of 1933, Securities Exchange Act of 1934, Investment Company Act of 1940 (`1940 Act'), Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Bank Secrecy Act as applicable to funds and advisers, and any rules and regulations promulgated under each of the preceding.

                                 CODE OF ETHICS

I.       Definitions

         A.    For purposes of this Code--

               1.   "Covered Person" shall include:

                 a. "Access  Persons" of the Funds or of Harris, which means any trustee or officer of the Funds (other than a trustee who is not an affiliated person of Harris), and any director, officer, or Advisory Person of Harris who, with respect to any Fund or to any accounts of clients of The Private Bank ("PB"), Monegy, or HIM, (i) makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made; or (ii) in connection with his or her duties, obtains any non-public information concerning recommendations or transactions in Covered Securities being made for or by any Fund or any accounts of clients of PB, Monegy or HIM.

                 b. "Access Persons" of HIM and Monegy, which means any
                    director, officer, or Advisory Person of HIM or Monegy, respectively.

                 c. As used in the preceding paragraphs, the term "Advisory
                    Person" means--

                         (i) any trustee, director, officer or employee of the Funds (other than a trustee who is not an affiliated person of Harris), the Bank,++ Monegy, or HIM, respectively, (or of any company in a control relationship to the Bank, Monegy, or HIM) who, in connection with his or her regular functions or duties, makes any recommendation, participates in, or obtains information regarding ((alpha)) the purchase or sale of Covered Securities by a Fund or by any accounts of clients of PB, Monegy, or HIM, or ((beta)) the portfolio holdings of any Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales, including (w) the person or persons with the direct responsibility and authority to make investment decisions affecting any portfolio of the Funds or accounts managed within PB, Monegy, or HIM (together, "Portfolio Managers"), (x) analysts, (y) traders,

---------------------
++ The Bank is an Advisory Person of the Funds by virtue of its control relationship to the Funds as defined in Section 2(a)(9) of the 1940 Act.

                         and (z) support staff working directly with Portfolio Managers and analysts, and employees who work on Funds-related or PB, Monegy, or HIM investment-related accounting matters; and

                    (ii) Any natural person in a control relationship to the Bank, Monegy, or HIM who obtains information concerning recommendations made to the Funds or to any accounts of clients of PB, Monegy, or HIM with regard to the purchase or sale of Covered Securities by the Funds or by any accounts of clients of PB, Monegy, or HIM.

                    A list of all Covered Persons as of the date of adoption of this Code is attached as Attachments A-1 and A-2, which attachments shall be updated at least annually by the Bank, Monegy, and HIM.

               2. For purposes of this Code, a "Covered Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the codes of ethics adopted by (a) the Board of Trustees of the Funds, (b) any Fund's investment adviser or sub-adviser other than HIM or Monegy, or (c) the Funds' principal underwriter in compliance with Rule 17j-1 of the 1940 Act ("Rule 17j-1") and Rule 204A-1 of the Investment Advisers Act of 1940 ("Advisers Act") or Section 15(f) of the 1934 Act, as applicable.

               3. For purposes of this Code, a person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be a Covered Person.

         B.    For purposes of this Code, "Investment Personnel" shall mean--

               1.   any employee of the Funds, the Bank, HIM, or Monegy,

                    respectively, (or of any company in a control relationship to the Bank, HIM, or Monegy) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund or by any accounts of clients of PB, HIM, or Monegy, including (a) the person or persons with the direct responsibility and authority to make investment decisions affecting any portfolio of the Funds or accounts managed within PB, HIM, or Monegy (together, "Portfolio Managers"), (b) analysts, (c) traders, and (d) support staff working directly with Portfolio Managers and analysts, and employees who work on

                    Funds-related or PB, HIM, or Monegy investment-related accounting matters; and

               2. Any natural person who controls the Bank, HIM, or Monegy and who obtains information concerning recommendations made to the Funds or to any accounts of clients of PB, HIM, or Monegy regarding the purchase or sale of securities by the Funds or by any accounts of clients of PB, HIM, or Monegy.

         C. For purposes of this Code, "Fund Investing Personnel" means all officers and employees of HIM, HIM Monegy, and the Bank's Investment Products Group, including all Covered Persons and Investment Personnel whose work relates to the Funds.

         D. For purposes of this Code, "Covered Security" means any stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The "purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security. "Covered Securities" shall not, however, include the following instruments, transactions in which are not subject to the pre-clearance, blackout, or reporting provisions of this Code:

               1.   direct obligations of the Government of the United States;

               2.   bankers' acceptances;

               3.   bank certificates of deposit;

               4. high-quality short-term debt instruments, including repurchase agreements;

               5.   commercial paper;

               6.   shares of a money- market fund

               7. shares of registered open-end investment companies, other than shares of the Funds;

               8.   options on a securities index;

               9. exchange-traded synthetic index securities or funds (ETFs), e.g., SPDRs, WEBs, etc., and

               10. shares of unit investment trusts that invest exclusively in one or more open-end investment companies other than the Funds.

         E. For purposes of this Code, a "Security Held or to be Acquired" by a Fund means-

               1.   Any Covered Security which, within the most recent 15 days,

                    (a) Is or has been held by the Fund; or

                    (b) Is being or has been considered by the Fund or its
                        investment adviser for purchase by the Fund; and

               2. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (D)(1).

         F. As used in this Code, the terms "Beneficial Ownership" and "Immediate Family" shall have the meanings given in Attachment B.

         G. As used in this Code, the term "Automatic Investment Plan" means a program, including a dividend reinvestment plan, in which regular periodic investments or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

II.      Unlawful Actions
         ----------------

         It is unlawful for any affiliated person of any Fund, or any affiliated person of an investment adviser for any Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         A.    To employ any device, scheme or artifice to defraud the Fund;

         B. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         C. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         D. To engage in any manipulative practice with respect to the Fund.

III.     Restrictions on Activities
         --------------------------

         A.    Blackout Periods
               ----------------

               1. No Covered Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (including, generally, accounts of Immediate Family Members) (a) on a day during which a Fund or specific client account has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (b) when a Designated Supervisory Person (as defined in Section V.B.1, below) has been advised (i) by the Funds' investment adviser or investment sub-adviser that the same security is being actively considered for purchase or sale for any Fund or (ii) that the same security is being actively considered for purchase or sale for any specific client account. A purchase or sale of a security is being "actively considered" when a recommendation to purchase or sell has been made for a Fund or specific client account and is pending.

               2. No Portfolio Manager, with regard to any security under consideration for a Fund or specific client account, or analyst, with regard to any security followed by him or her, who knows or who has reason to know such security is under consideration for purchase or sale in a Fund or specific client account, shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (including, generally, accounts of Immediate Family Members) (a) from the time of dissemination of the output of any investment model until the time of publication of the final list of pending transactions based upon the investment model and (b) from the time of publication of the final list of pending transactions based upon the investment model until seven calendar days after a Fund or specific client account has completed its transaction(s) in that security.

               3. No analyst or member of his/her household, with regard to any security the analyst follows, shall, without the approval of the Designated Supervisory Person, purchase or sell any security within thirty calendar days before or seven calendar days after the analyst issues or publishes an update of any research notes, current comments, ratings changes, etc., concerning that security. No analyst or member of his/her household may purchase or sell a security in a manner inconsistent with the recommendations made by the analyst in his/her most recent research report.[s.s.]

         B.    Interested Transactions
               -----------------------

               No Covered Person shall recommend any securities transactions by the Funds without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

               1. Any direct or indirect Beneficial Ownership (including, generally, accounts of Immediate Family Members) of any securities of such issuer;

               2. Any contemplated transaction by such person in such securities;

               3.   Any position with such issuer or its affiliates; and

               4. Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         C.    Initial Public Offerings
               ------------------------

               A Covered Person may acquire securities in an initial public offering for his or her personal account, provided that (1) such transaction otherwise complies with all other provisions of this Code, NASD Rule 2790 (formerly, the Free-Riding and Withholding Interpretation), and other applicable laws and regulations; (2) the Covered Person has no responsibility for (a) any Fund or (b) any PB, HIM, or Monegy client account that is authorized to invest in initial public offerings; and (3) the Covered Person has submitted for review by and obtained the prior approval of a Designated Supervisory Person who has been provided by such Covered Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Cov-

---------------------
[s.s.] Issues arising from and questions concerning any interpretation of or exception from the prohibitions contained in this paragraph should be referred to the analyst's Designated Supervisory Person or a compliance officer of the Bank, HIM, or Monegy.

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               ered Person's activities on behalf of the Funds or any PB, HIM, or Monegy client account) and has concluded after consultation with other Harris investment advisory personnel that the Funds or PB, HIM, or Monegy client accounts have no foreseeable interest in purchasing such securities. In accordance with NASD Conduct Rule 2711 and NYSE Rule 472, no analyst or member of his/her household may purchase or receive pre-IPO securities from a company engaged in the industry that he/she covers.

         D.    Private Placements
               ------------------

               No Covered Person shall acquire, directly or indirectly, Beneficial Ownership of any securities in a private placement without the review and prior approval of a Designated Supervisory Person who has been provided by such Covered Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of the Funds) and has concluded after consultation with other Harris investment advisory personnel that the Funds have no foreseeable interest in purchasing such securities.

         E.    Short-Term Trading Profits
               --------------------------

               No Covered Person shall profit within a sixty- (60-) day calendar period from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Covered Person has Beneficial Ownership if such securities are on any Harris-approved Working List** or are being actively considered for addition to or deletion from any Working List. A security is being "actively considered" when a recommendation to add the security to or delete it from any Working List has been made and is pending decision. Any profit so realized shall, unless the Funds' Board(s) approves otherwise, be paid over to the Funds or to a charitable organization of the Covered Person's choosing. Notwithstanding the foregoing and provided that at least two Designated Supervisory Persons approve any exception granted pursuant to this paragraph, a Covered Person may be permitted to retain profits that result from a purchase or sale that occurs as a consequence of circumstances not foreseen at the time of the initial sale or purchase transaction, e.g., a "sale" pursuant to a tender offer for securities purchased without knowledge of the impending tender offer within 60 days of the required tender date. The provisions of this Section shall not apply to transactions effected to close out a pre-existing hedge position within 60 days of the date on which such position was established.

---------------------
** Working Lists are lists of securities that have been approved for purchase or retention by the Bank, a business unit thereof, or clients of HIM or Monegy.

         F.    Gifts
               -----

               No Covered Person shall receive any gift or other things of more than de minimis value from any person or entity that does or seeks to do business with or on behalf of the Funds. Gifts of more than de minimis value(i.e., in excess of $100) must be either returned to the donor or paid for by the recipient. This prohibition does not apply to an occasional meal or ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose.

         G.    Service as a Director
               ---------------------

               No Covered Person, other than an individual who is a Covered Person solely because such individual is a member of the board of directors of HIM, shall serve on the board of directors of any publicly traded company without prior written authorization from a committee comprised of all Designated Supervisory Persons, an Executive Vice President or a Senior Vice President of the Bank, and a senior manager of the Funds' portfolio management agent (the "Compliance Committee") based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders.

               In instances in which such service is authorized, the Covered Person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits through the implementation of appropriate "Chinese Wall" procedures established by the Compliance Committee.

IV.      Exempt Transactions
         -------------------

         The prohibitions described in paragraphs (A) and (E) of Section III shall not apply to:

         A. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

         B. Securities which the Funds or other client accounts are not permitted to purchase or sell under the investment objectives and policies set forth in the Funds' then current prospectuses, under the Securities Act of 1933, or the Funds' registration statement on Form N-1A.

         C. Purchases or sales over which neither the Covered Person nor the Funds have control;

         D. Purchases that are part of an automatic dividend reinvestment plan;

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

         E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

         F. Cumulative purchases or sales within a seven-day period of up to 200 shares of securities issued by any company with a market capitalization in excess of $1 billion; or

         G. Subject to the advance approval by a Designated Supervisory Person, purchases or sales which are permissible in the opinion of a Designated Supervisory Person because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

V.       Compliance Procedures
         ---------------------

         A.    Execution of personal securities transactions.

               1. All personal securities transactions of Covered Persons, including, generally, accounts of Immediate Family Members and other accounts in which a Covered Person has a Beneficial Ownership interest, must be conducted through brokerage accounts that have been identified to a Designated Supervisory Person, and any account in which any Covered Person has a Beneficial Ownership interest shall be so identified. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to a Designated Supervisory Person. No exceptions will be made to this policy.

               2. All purchase, redemption, and exchange transactions by all officers and employees of HIM, HIM Monegy, and Harris Bank's Investment Products Group, Personal Trust Department, and Private Bank unit, including Covered Persons and Investment Personnel (together, "Fund Investing Personnel") (including transactions by or for the benefit of any of their Immediate Family Members with whom they share the same household or for accounts as to which such officer or employee has Beneficial Ownership) in shares of any of the Funds shall be placed through (i) Harrisdirect LLC, (ii) an account with a broker/dealer other than Harrisdirect LLC that has been identified to and approved by a Designated Supervisory Person, or (iii) an account with the transfer agent for the Funds, for all of which above-described accounts copies of all confirmations shall be provided to the Designated Supervisory Person. Fund shares held through a qualified employee benefit plan, deferred compensation plan, or similar account required to be maintained by a third-party administrator are exempt from the broker-specification requirement set forth in this paragraph, but remain subject to the duplicate confirmation requirement. ["Transactions of Fund Investing Personnel" include transactions by or for the benefit of any of their Immediate Family Members or for accounts as to which such officer or employee has Beneficial Ownership.]

         B.    Pre-clearance

               1. A Covered Person and, generally, an Immediate Family Member of a Covered Person with whom they share the same household may, directly or indirectly, acquire or dispose of Beneficial Ownership of a security, other than shares of the Funds, only if (a) such purchase or sale has been approved in advance by the Compliance Officer of HIM or another of the supervisory persons designated by Harris (each a "Designated Supervisory Person"), (b) the approved transaction is completed within two business days of the day approval is received, and (c) a Designated Supervisory Person has not rescinded such approval prior to execution of the transaction. If any Designated Supervisory Person is also a Covered Person, that individual shall obtain pre-clearance approval from another Designated Supervisory Person in conformity with the preceding sentence and shall otherwise comply with all the provisions of this Code.

               2. A written authorization for a security transaction will be provided by a Designated Supervisory Person to the person receiving authorization, to memorialize any oral authorization that may have been granted.

               3. Pre-clearance approval under paragraph (1) above will expire at the close of business on the trading day after the date on which authorization is received, and the Covered Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               4. If a securities transaction has received pre-clearance approval under paragraph (1) above but has not been executed prior to the expiration of that approval as provided by paragraph (3) above, the Covered Person who requested pre-clearance shall report the non-execution to the Designated Supervisory Person who granted the approval no later than the close of business on the trading day after the approval expired.

         C.    Transaction Reports

               1. Every Covered Person must report certain information about each transaction by which the Covered Person acquires any direct or indirect Beneficial Ownership (as defined in Attachment A to this Code) of a Covered Security, subject to the exceptions set forth in Section V.E, below.

               2. A Covered Person must submit to a Designated Supervisory Person a transaction report pursuant to this Section V.C.2 no later than 30 days after the end of any calendar quarter in which occurred any transaction with respect to a Covered Security (including shares of the Funds) in which the Covered Person had any direct or indirect Beneficial Ownership interest. The report must contain the following information:

                    a.   The name of the reporting person;

                    b. The date of the transaction, the title and type of security, the tickler symbol or CUSIP member (as applicable), interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                    c. The nature of the transaction (i.e., purchase, sale, gift, or any other acquisition or disposition);

                    d. The price of the Covered Security at which the transaction was effected;

                    e. The name of the broker, dealer or bank with or through whom the transaction was effected; and

                    f. The date that the report is submitted by the Covered Person.

               3. A Covered Person must submit to a Designated Supervisory Person a securities account report pursuant to this Section V.C.3 no later than 30 days after the end of any calendar quarter with respect to any account (including any account held directly with the transfer agent for the Funds) established during that quarter in which the Covered Person has a direct or indirect Beneficial Ownership interest. Each year, concurrently with the annual report of holdings required to be submitted by 1 February, each Covered Person must submit to a Designated Supervisory Person a summary report listing all accounts in which the Covered Person has a direct or indi-rect Beneficial Ownership interest and in which, during the preceding year, securities were held. These quarterly and annual reports must contain the following information:

                    a.   The name of the reporting person;

                    b. The name of the broker, dealer or bank with whom the Covered Person established the account;

                    c.   The date the account was established; and

                    d. The date that the report is submitted by the Covered Person.

               4. The Designated Supervisory Person shall monitor the trading patterns of Covered Persons, review reports received, and as appropriate compare the reports with the written pre-clearance authorization provided and with records of transactions for the Funds and other clients of PB and HIM.

               5. In order to comply with Section III.B, any portfolio manager, analyst, trader, or support staff working directly with portfolio managers and analysts, who, at the time of an investment model 'reoptimization', has engaged in any transaction in a Covered Security, which transaction has not been pre-cleared pursuant to the exclusion provided by
                    Section IV.F and has not yet been reported pursuant to
                    Section V.C.2, shall provide a written report of the excluded transaction(s) to that Covered Person's Designated Supervisory Person or respective Compliance Officer, disclosing the information required by Section V.C.2.

               6.   Any report submitted to comply with the requirements of this
                    Section V may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

         D.    Disclosure of Personal Holdings

               1. Initial Holdings Reports: Upon commencement of employment,++ but in no case later than 10 days after a person becomes a Covered Person under this Code, each Covered Person shall be required to disclose his or her current personal securities holdings (including any account held directly with the transfer agent for the Funds) in-

---------------------
++ The initial report for any Covered Person who first became a covered person after 1 March 2000 is due within 10 days of notice to the Covered Person of his/her status as such.

                    cluding, generally, accounts in which the Covered Person has a Beneficial Ownership interest in a report containing the following information, (which information must be current as of a date no more than 45 days prior to the date the person becomes a Covered Person):

                    a.   The name of the Covered Person;

                    b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect Beneficial Ownership when the person became an Covered Person;

                    c. The name of any broker, dealer, or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became an Covered Person; and

                    d. The date that the report is submitted by the Covered Person.

               2. Annual Holdings Reports: Each Covered Person shall deliver to a Designated Supervisory Person no later than February 1 of each year an annual report of holdings, current as of a date no more than 45 days before the annual report is submitted and providing the following information:

                    a.   The name of the Covered Person;

                    b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect Beneficial Ownership;

                    c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                    d. The date that the report is submitted by the Covered Person.

         E.    Exceptions from Reporting Requirements.

               1. No report shall be required of a Covered Person pursuant to Sections V.C and V.D with respect to transactions effected for, and

                    Covered Securities held in, any account over which the Covered Person has no direct or indirect influence or control.

               2.   No report shall be required of a Covered Person pursuant to
                    Section V.C if such report would duplicate (a) information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act, as amended, or (b) information contained in broker trade confirmations or account statements received by the Funds or Harris with respect to the Covered Person in the time period required by Section V.C.2, provided that all of the information required by that
                    Section is contained in the broker trade confirmations or account statements, or in the records of the Funds or Harris. Notwithstanding the preceding sentence, each Covered Person shall, in response to the quarterly transactions list provided to the Covered Person by the Designated Supervisory Persons, confirm the accuracy of and, to the extent required to conform with the reports otherwise required by Section V.C, supplement said transactions list within the period stated in the transactions list.

               3.   No report shall be required of a Covered Person pursuant to
                    Section V.C.2 with respect to transactions effected pursuant to an Automatic Investment Plan.

         F.    Delivery of Code and Certification of Compliance

               The Bank, Monegy and HIM are each responsible for notifying their directors, officers, and employees who are Covered Persons of their status and obligations under this Code and for providing to each of those individuals a copy of this Code, as amended from time to time. Each Covered Person shall certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person shall certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. A form of certification is attached to this Code as Attachment C.

         G.    Reports to Board

               1. At least annually the investment adviser of the Funds shall provide a written report at a regular meeting of the Funds' Board of Trustees that:

                    a. Describes any issues arising under this Code or the procedures adopted by Harris since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to such material violations, provided, however, that such reports shall not include issues or information concerning Access Persons whose activities and knowledge concerning securities transactions relate solely to the accounts of clients of PB; and

                    b. Certifies that Harris has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

               2. HIM, HIM Monegy, and the Bank shall require their respective Chief Compliance Officers or their representatives to report quarterly to the Board of Trustees any material breach of fiduciary duty and/or the federal securities laws of which the respective Chief Compliance Officer becomes aware in the course of carrying out his or her duties.

         H.    Review by the Board

               At least annually and, in any case, within six months of adopting any material change to this Code, the Bank, HIM, and Monegy shall report to the Board of Trustees of the Funds and submit for approval:

               1. All existing procedures concerning Covered Persons' personal trading activities and any procedural changes made during the past year; and

               2. Any recommended or previously adopted changes to this Code or the related procedures.

         I. Review Procedures. Harris shall institute and periodically review procedures (1) reasonably necessary to prevent violations of this Code and (2) pursuant to which appropriate management or compliance personnel review all reports required by this Code.

VI.      Sanctions
         ---------

         Upon discovering that a Covered Person has not complied with the requirements of this Code, a Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Covered Person whatever sanctions the Compliance Committee deems appropriate, in-cluding, among other things, the unwinding of the transaction and the disgorgement of profits, letter of censure, suspension or termination of employment or removal from office. Any significant sanction imposed shall be reported to the Board of Directors and the Board of Trustees in accordance with Section V.G above.

VII.     Recordkeeping
         -------------

         There shall be preserved with the Funds' records in accordance with Rule 17j-1:

         A. This Code and any prior code in effect during the five years preceding the date of this Code, maintained in an easily accessible place;

         B. A record (maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs) of any violation of this Code, and of any action taken as a result of the violation;

         C. A copy (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place) of each report made by a Covered Person as required by this Code, including any information provided pursuant to Section V.E.2(b) in lieu of the quarterly reports otherwise required by this Code;

         D. A record (maintained in an easily accessible place) of all persons, currently or within the past five years, who are or were required to make reports under Sections V.C and V.D of this Code, or who are or were responsible for reviewing these reports;

         E. A copy (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place) of each report required by Section V.G of this Code;

         F. A record (maintained by the Funds or Harris, as the case may be, for at least five years after the end of the fiscal year in which the approval is granted) of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Sections III.C and III.D of this Code; and

         G. Any written report prepared by the Bank or HIM concerning the subject matter of this Code.

VIII.    Confidentiality
         ---------------

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, to the Funds, and may otherwise be disclosed to the extent required by law or regulation.

IX.      Whistleblowing
         --------------

         Each Covered Person who is an Access Person of the Bank, HIM, or Monegy shall report any known or reasonably suspected violation of this Code to his or her respective Designated Supervisory Person, to the Law Department of the Bank, or to the Bank's Chief Compliance Officer, provided, however, that any report by an Access Person of HIM or Monegy shall also be provided to the Chief Compliance Officer of HIM or Monegy, respectively. In addition, HIM, Monegy, and the Bank shall designate one or more corporate ombudsmen to whom Fund Investing Personnel may convey concerns about Fund-related business matters that they believe implicate matters of ethics or questionable practices. HIM, Monegy, and the Bank shall establish procedures to investigate matters brought to the attention of the ombudsman. HIM, Monegy, and the Bank shall review matters brought to the attention of the ombudsman, along with any resolution of such matters, with the Board of Trustees of the Funds with such frequency as the Trustees may instruct, but no less frequently than annually.

X.       Other Laws, Rule and Statements of Policy
         -----------------------------------------

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Harris or the Funds.

XI.      Further Information
         -------------------

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult a Designated Supervisory Person.

                                 Attachment A-1
                                 --------------


                           Harris Insight Funds Trust

                           Covered Persons employed by
                       Harris Investment Management, Inc.,
                        Investment Adviser to the Funds,
                                       and
                                HIM Monegy, Inc.
                      Investment Sub-Adviser to the Funds,
                         as of _________________________

                                 Attachment A-2
                                 --------------


                           Harris Insight Funds Trust

                           Covered Persons employed by
                         Harris Trust and Savings Bank,
                 Administrator and Transfer Agent for the Funds,
                              as of ___ July, 2001

Attachment B
------------

         The term "Beneficial Ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A PERSON IS REFUTABLY DEEMED TO HAVE AN "INDIRECT PECUNIARY INTEREST" WITHIN THE MEANING OF THE RULE IN ANY SECURITIES HELD BY MEMBERS OF THE PERSON'S IMMEDIATE FAMILY SHARING THE SAME HOUSEHOLD. The term "Immediate Family Member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee, person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts, including specifically a beneficiary's interest in a trust, transactions for which are under the beneficiary's direction or control, whether sole or shared; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from the value of any equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                  Attachment C

                          HARRIS TRUST AND SAVINGS BANK

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.

                           STATEMENT OF PRINCIPLES AND
                               CODE OF ETHICS FOR
                             INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL

                              ANNUAL CERTIFICATION

         Pursuant to the requirements of the Code of Ethics for Investment Advisory and Mutual Fund Management Personnel of Harris Trust and Savings Bank, Harris Investment Management, Inc., and HIM Monegy, Inc., the undersigned hereby certifies as follows:

         1.    I have read the Code of Ethics.

         2. I understand the Code of Ethics and acknowledge that I am subject to it.

         3. Since the date of the last Annual Certification (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.



Date:                                ____________________________
                                     Signature


                                     ____________________________
                                     Print Name


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